URANIUM 308 CORP.
2820 W. Charleston Blvd., Suite 22
Las Vegas, NV 89102

Symbol: URCO - OTCBB

NEWS RELEASE

DR. EARL W. ABBOTT NAMED
DIRECTOR OF URANIUM 308 CORP.

HIGHLY REGARDED GEOLOGIST HAS
MORE THAN 30 YEARS EXPLORATION
EXPERIENCE IN THE AMERICAS, ASIA & AFRICA

February 22, 2008

Las Vegas, Nevada - Uranium 308 Corp. (OTCBB: URCO) (the “Company”) is pleased to announce that Dr. Earl W. Abbott has been appointed a director of the Company.

Dr. Abbott is a senior geologist with 33 years of experience in mineral exploration for large and small companies in the western United States, Alaska, Mexico, China, Africa, and Costa Rica. He is also currently a director of USA Uranium Corp. as well as the director of its mining operations. From 1982 to the present, Dr. Abbott has been self-employed as a geological consultant managing metallic and industrial mineral projects and exploration programs. He has special expertise in conceiving, managing and conducting uranium exploration programs in remote terrain.

Dr. Abbott also holds or has held board and senior management positions for a number of different private and public mineral and mining firms, including Desert Gold Ventures Inc., Tornado Gold International Corporation, Big Bar Gold Corp., AAA Minerals, which later became AAA Energy, King Midas Resources Ltd., a private Canadian company he founded, Trio Gold Corp., and U.S. Minerals Exploration Company.

“Dr. Abbott’s participation as a director will strengthen Uranium 308 Corp.’s ability to envision and execute exploration programs,” said Company CEO and Director Dennis Tan. “His wealth of knowledge about uranium exploration in particular and the mineral and mining industries in general is invaluable.”

Dr. Abbott has also worked as a district geologist for Energy Reserves Group, Inc., for which he managed more than twenty projects and conducted uranium exploration. He also served as a senior geologist with Urangesellschaft USA, Inc., where he conceived, managed, and conducted uranium exploration programs in remote terrains in Alaska. Dr. Abbott was also a project geologist for Continental Oil Company, where he completed the oil and gas training program and supervised uranium exploration rotary drilling programs in Wyoming.

A member of the American Institute of Professional Geologists and a past president of its Nevada section, Dr. Abbott is also a Certified Professional Geologist and a member of the Geological Society of Nevada (and its past president). He is also a member of the Society of Mining Engineers of American Institute of Mining, Metallurgical and Petroleum. Dr. Abbott earned his Ph.D. in Geology in 1972 and his M.A. in Geology in 1971 from Rice University. He earned his B.A. in Geology in 1965 from San Jose State College.

About Uranium 308 Corp.

Uranium 308 Corp. is a mineral exploration and development company engaged in the acquisition, exploration and development of large scale low-cost, high-value properties internationally. Uranium 308 Corp.’s current primary focus is uranium exploration in Mongolia. www.uranium308corp.com

For more information, please contact: Investor Relations: 1-866-892-5232

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding Uranium 308 Corp., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Uranium 308 Corp. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Uranium 308 Corp. does not undertake any obligation to update any forward looking statement, except as required under applicable law.